Exhibit (a)(3)

HSBC PORTFOLIOS

________________________________

BY-LAWS

As Amended and Restated December 18, 2012

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TABLE OF CONTENTS
(continued)

		Page
Section 1.	Signatures	9
Section 2.	Indemnification	9
Section 3.	Distribution Disbursing Agents and the Like	9
Section 4.	Regulations	9
Section 5.	Severability	9
Section 6.	Execution of Papers	9
Section 7.	Headings	10

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BY-LAWS

OF

HSBC PORTFOLIOS

ARTICLE I

DEFINITIONS

     These By-Laws are made and adopted pursuant to Article II, Section 2.7 of the Declaration of Trust establishing HSBC Portfolios (the “Trust”), dated as of November 1, 1994, as from time to time amended or restated (the “Declaration”). All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.

ARTICLE II

HOLDERS

     Section 1. Meetings. For the purposes of establishing whether a quorum is present at a meeting of the Holders, all Interests present and entitled to vote, including abstentions and broker non-votes, shall be counted. In the absence of a quorum, a majority of Interests entitled to vote present in person or by proxy may adjourn the meeting from time to time until a quorum shall be present. Unless a proxy is otherwise limited in this regard, any Interests present and entitled to vote at a meeting that are represented by broker non-votes may, at the discretion of the proxies named therein, be voted in favor of such adjournment.

     Whenever a matter is required to be voted by Holders of the Trust in the aggregate under Article IX, Section 9.1 and Section 9.2 of the Declaration, the Trust may either hold a meeting of Holders of all Series, as established and designated pursuant to Article VI, Section 6.2 of the Declaration, to vote on such matter, or hold separate meetings of Holders of each of the individual Series to vote on such matter, provided that (i) such separate meetings shall be held within one year of each other, (ii) a quorum of the individual Series entitled to vote present in person or by proxy shall be present at each such separate meeting and (iii) a quorum shall be present in the aggregate at such separate meetings, and the votes of Holders at all such separate meetings shall be aggregated in order to determine if sufficient votes have been cast for such matter to be voted.

     Section 2. Notice of Meetings. Where separate meetings are held for Holders of each of the individual Series to vote on a matter required to be voted on by Holders of the Trust in the aggregate, as provided in Article II, Section 1 above, notice of each such separate meeting shall be provided in the manner described in Article IX, Section 9.3 of the Declaration and above in this Section 2.

     Section 3. Record Date for Meetings and Other Purposes. If the Trustees do not, prior to any meeting of the Holders, fix a record date, then the date of mailing notice of the meeting shall be the record date. Where separate meetings are held for Holders of each of the individual Series to vote on a matter required to be voted on by Holders of the Trust in the aggregate, as provided in Article II, Section 1 above, the record date of each such separate meeting shall be determined in the manner described above in this Section 3.

     Section 4. Proxies. If the Holder of any Interest is a minor or legally incompetent, and subject to guardianship or the legal control of any other person as regards the charge or management of such Interest, he may vote such Interest by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. In connection with the solicitation of proxies by the Trustees, a Holder may give instructions through telephonic or electronic methods of communication or via the Internet for another person to execute his or her proxy, if in each case such method has been authorized by the Trust by its officers, and pursuant in each case to procedures established or approved by the officers of the Trust or agents employed by the Trust for such purpose as reasonably designed to verify that such instructions have been authorized by such Holder; and the placing of a Holder’s name on a proxy pursuant to such instructions shall constitute execution of such proxy by or on behalf of such Holder. Proxies may also be submitted via facsimile if such method has been authorized by the Trust by its officers, and pursuant to procedures established or approved by the officers of the Trust or agents employed by the Trust for such purpose. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any postponement or adjournment of the meeting, and no proxy shall be valid after eleven months from its date. No proxy shall be valid after one year from the date of its execution, unless a longer period is expressly stated in such proxy.

     Section 5. Records at Holder Meetings. At each meeting of the Holders there shall be open for inspection the minutes of the last previous meeting of Holders of the Trust and a list of the Holders of the Trust, certified to be true and correct by the Secretary or other proper agent of the Trust, as of the record date of the meeting. Such list of Holders shall contain the name of each Holder in alphabetical order and the address and Interest owned by such Holder on such record date.

     Section 6. Inspectors of Election. In advance of any meeting of the Holders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman, if any, of any meeting of the Holders may, and on the request of any Holder or his proxy shall, appoint Inspectors of Election. The number of Inspectors of Election shall be either one or three. If appointed at the meeting on the request of one or more Holders or proxies, a Majority Interests Vote shall determine whether one or three Inspectors of Election are to be appointed, but failure to allow such determination by the Holders shall not affect the validity of the appointment of Inspectors of Election. In case any individual appointed as an Inspector of Election fails to appear or fails or refuses to so act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the individual acting as chairman of the meeting. The Inspectors of Election shall determine the Interest owned by each Holder, the Interests represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, shall determine the results, and shall do such other acts as may be proper to conduct the election or vote with fairness to all Holders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the chairman, if any, of the meeting, or of any Holder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

ARTICLE III

TRUSTEES

     Section 1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given, and no notice need be given of any action proposed to be taken by written consent. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President, or by any one of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting at his business address, or shall be sent by email, facsimile or other electronic means, or personally delivered (which term shall include by telephone), to him at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice may be sent on the day of the special meeting by email, facsimile or other electronic means, or given by telephone or in person, if under the circumstances the party calling the special meeting deems more immediate action to be necessary or appropriate. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting.

     The Trustees may meet by means of a telephone conference circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference or video conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if all the Trustees consent to the action in writing or by electronic transmission and the written consents are filed in paper or electronic form with the records of the Trustees’ meetings. Such consents shall be treated as a vote for all purposes.

     Section 2. Quorum and Manner of Acting. A majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration or these By-Laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal from the meeting of one or more Trustees if any action taken is approved by at least a majority of the required quorum for that meeting. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons of the Trust or otherwise interested in any action to be taken may be counted for quorum purposes under this Section 2 and shall be entitled to vote to the extent permitted by the 1940 Act.

     Section 3. Chairman. The Trustees shall have the authority to, by a majority vote of all the Trustees, elect from their own number a Chairman, to hold office until his successor shall have been duly elected and qualified. The Chairman shall not hold any other office. The Chairman may be, but need not be, a Holder. The Chairman shall preside at all meetings of the Trustees and shall have such other duties as from time to time may be assigned to him by the Trustees.

     Section 4. Vice-Chairman. The Trustees shall have the authority to, by a majority vote of all the Trustees, elect from their own number a Vice-Chairman, to hold office until his successor shall have been duly elected and qualified. The Vice-Chairman may be, but need not be, a Holder. The Vice-Chairman, if any, shall preside at all meetings of the Trustees when the Chairman is unable to serve and shall have such other duties as from time to time may be assigned to him by the Chairman.

ARTICLE IV

COMMITTEES

     Section 1. Executive and Other Committees. Pursuant to Article III, Section 3.7 of the Declaration, the Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than three (3) to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Interests of the Trust, and such other powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers which by law, the Declaration or these By-Laws they are prohibited from delegating. The Trustees may also elect from their own number other Committees from time to time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a Chairman of any such Committee. In the absence of such designation, the Committee may elect its own Chairman.

     Section 2. Meetings, Quorum and Manner of Acting. The Trustees may (i) provide for stated meetings of any Committee, (ii) specify the manner of calling and notice required for special meetings of any Committee, (iii) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (iv) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (v) authorize the members of a Committee to meet by means of a telephone conference circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     Each Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a file, folder or book (electronic or otherwise) specifically designated for that purpose and kept in the office of the Trust.

ARTICLE V

OFFICERS

     Section 1. General Provisions. The officers of the Trust shall be a President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Executive or Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or Committee the power to appoint any subordinate officers or agents.

     Section 2. Term of Office and Qualifications. Except as otherwise provided by law, the Declaration or these By-Laws, the President, the Treasurer and the Secretary shall each hold office until his successor shall have been duly elected and qualified, and all other officers shall hold office at the pleasure of the Trustees. The Secretary and Treasurer may be the same person. A Vice President and the Treasurer or Assistant Treasurer or a Vice President and the Secretary or Assistant Secretary may be the same person, but the offices of Vice President and Secretary and Treasurer shall not be held by the same person. The President shall hold no other office. Except as above provided, any two offices may be held by the same person. Any officer may be, but none need be, a Trustee or Holder. The Trustees may fill any vacancy in office or add any additional officer at any time.

     Section 3. Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or Committee may be removed with or without cause by such appointing officer or Committee.

     Section 4. Powers and Duties of the President. The President, unless the Chairman, if any, is so appointed by the Trustees, shall be the principal executive officer of the Trust. The President may call meetings of the Trustees and of any Committee thereof when he deems it necessary and shall preside at all meetings of the Holders. Subject to the control of the Trustees and to the control of any Committees of the Trustees, within their respective spheres, as provided by the Trustees, he shall at all times exercise general supervision and direction over the affairs of the Trust. He shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such other powers and duties as from time to time may be conferred upon or assigned to him by the Trustees.

     Section 5. Powers and Duties of Vice Presidents. In the absence or disability of the President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees and the President.

     Section 6. Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds of the Trust which may come into his hands to such Custodian as the Trustees may employ pursuant to Article VIII of these By-Laws. He shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Trustees.

     Section 7. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Trustees and of the Holders in proper books provided for that purpose, shall have custody of the seal of the Trust and shall have charge of the Holder lists and records unless the same are in the charge of any transfer agent that maintains the Holder records of the Trust. He shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

     Section 8. Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the Trustees.

     Section 9. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees.

     Section 10. Compensation of Officers and Trustees. Subject to any applicable provisions of the Declaration, the compensation of the officers and Trustees shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.

ARTICLE VI

SEAL

     The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe. The seal of the Trust, if any, may be affixed to any document, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and attested manually in the same manner and with the same effect as if done by a New York corporation.

ARTICLE VII

WAIVERS OF NOTICE; DELIVERY AND EXECUTION

     Whenever any notice is required to be given by law, the Declaration or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice or waiver of notice shall be deemed to have been sent by email, facsimile or other electronic means for the purposes of these By-Laws when it is sent.

ARTICLE VIII

CUSTODY OF SECURITIES

     Section 1. Employment of a Custodian. Pursuant to Article IV, Section 4.3 of the Declaration, the Trust shall place and at all times maintain in the custody of a custodian (the “Custodian”) (including any sub-custodian for the Custodian, which may be a foreign bank which meets applicable requirements of law) all funds, securities and similar investments included in the Trust Property. The Custodian (and any sub-custodian) shall be an institution eligible to serve as a custodian to the Trust pursuant to the 1940 Act and the regulations thereunder. The Custodian shall be appointed from time to time by the Trustees, who shall fix its remuneration.

     Section 2. Action Upon Termination of Custodian Agreement. Upon termination of a Custodian Agreement or inability of the Custodian to continue to serve, the Trustees shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Trustees shall call as promptly as possible a special meeting of the Holders to determine whether the Trust shall function without a Custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding voting securities, the Custodian shall deliver and pay over all Trust Property held by it as specified in such vote.

ARTICLE IX

AMENDMENTS

     In accordance with Article II, Section 2.7 of the Declaration, the Trustees shall have the power to alter, amend or repeal the By-Laws or adopt new By-Laws at any time. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration.

     The Declaration refers to the Trustees as Trustees, but not as individuals or personally; and no Trustee, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their, private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust.

ARTICLE X

INSPECTION OF BOOKS

     The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Holders; and no Holder shall have any right to inspect any account or book or document of the Trust except as conferred by laws or authorized by the Trustees or by resolution of the Holders.

ARTICLE XI

MISCELLANEOUS

     Section 1. Signatures. All contracts and other instruments shall be executed on behalf of the Trust by such officer, officers, agent or agents as provided in these By-Laws or as the Trustees may from time to time by resolution provide.

     Section 2. Indemnification. Insofar as the conditional advancing of indemnification monies under Article V, Section 5.4 of the Declaration for actions based upon the 1940 Act may be concerned, such payments will be made only on the following conditions: (i) the advances must be limited to amounts used, or to be used, for the preparation or presentation of a defense to the action, including costs connected with the preparation of a settlement; (ii) advances may be made only upon receipt of a written promise by, or on behalf of, the recipient to repay the amount of the advance which exceeds the amount to which it is ultimately determined that he is entitled to receive from the Trust by reason of indemnification; and (iii) (a) such promise must be secured by a surety bond or some other appropriate security provided by the recipient, or the Trust shall be insured against losses arising out of any such advances, or (b) a majority of a quorum of the Trust’s disinterested, non-party Trustees, or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), there is reason to believe that the recipient of the advance ultimately will be found entitled to indemnification.

     Section 3. Distribution Disbursing Agents and the Like. The Trustees shall have the power to employ and compensate such distribution disbursing agents, warrant agents and agents for the reinvestment of distributions as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

     Section 4. Regulations. The Trustees may make such additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the sale and purchase of Interests of the Trust.

     Section 5. Severability. The provisions of these By-Laws are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company or other provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-Laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-Laws.

     Section 6. Execution of Papers. All deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President elected by the Trustees, the Treasurer, the Secretary or any other officer elected by the Trustees, except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, or as otherwise provided in these By-Laws.

     Section 7. Headings. Headings are placed in these By-Laws for convenience of reference only and in case of any conflict, the text of these By-Laws rather than the headings shall control.

END OF BY-LAWS

17428123.3. BUSINESS